AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1996.

                                                REGISTRATION NO. 333-14043
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                          ACCENT COLOR SCIENCES, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

      CONNECTICUT                       3577                     06-1380314
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
  OF INCORPORATION OR         CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
     ORGANIZATION)

                         800 CONNECTICUT BOULEVARD
                      EAST HARTFORD, CONNECTICUT 06108
                               (860) 610-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              NORMAN L. MILLIARD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         ACCENT COLOR SCIENCES, INC.
                           800 CONNECTICUT BOULEVARD
                       EAST HARTFORD, CONNECTICUT 06108
                                (860) 610-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
    WILLARD F. PINNEY, JR., ESQ.                       MARK H. BURNETT, ESQ.
MURTHA, CULLINA, RICHTER AND PINNEY              TESTA, HURWITZ & THIBEAULT, LLP
           CITYPLACE I                                   HIGH STREET TOWER
         185 ASYLUM STREET                                125 HIGH STREET
  HARTFORD, CONNECTICUT 06103-3469                 BOSTON, MASSACHUSSETTS 02110
          (860) 240-6000                                   (617) 248-7000

                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]









  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                       AMOUNT
                                                                     ----------
Registration Fees--Securities and Exchange Commission............... $13,086.21
Filing Fee--National Association of Securities Dealers..............      4,295
Transfer Agent Fees.................................................     10,000*
Cost of Printing and Engraving......................................    150,000*
Legal Fees and Expenses.............................................    300,000*
Accounting Fees and Expenses........................................    250,000*
Blue Sky Fees and Expenses..........................................     30,000*
Miscellaneous.......................................................  42,618.79
                                                                     ----------
  TOTAL............................................................. $  800,000
                                                                     ==========

*Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is a Connecticut corporation. Section 33-320a of the Connecticut Stock Corporation Act ("Section 33-320a") provides that a corporation shall indemnify any director or officer of the corporation against expenses (including judgments, fines, penalties and amounts paid in settlement) incurred by him in connection with any action, suit or proceeding other than an action by or in the right of the corporation in which he is made or is threatened to be made a party by reason of having been a director or officer of the corporation, subject to certain limitations.

  For example, the corporation shall not so indemnify any person made a party to any proceeding by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the corporation, unless (1) such person, and the person whose legal representative he is, was successful on the merits in the defense of any proceeding referred to in Section 33-320a, or (2) it shall be concluded as provided in subsection (d) of Section 33-320a that such person, and the person whose legal representative he is, acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the corporation or in the best interest of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (3) the court, on application as provided in subsection (e) of Section 33-320a shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine; except that in connection with an alleged claim based upon his purchase or sale of securities of the corporation or of another enterprise, which he serves or served at the request of the corporation, the corporation shall only indemnify such person after the court shall have determined on application as provided in subsection (e) of Section 33-320a, that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The termination of any proceeding by judgment, order settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself create a presumption that the person did not act in good faith or in a manner which he did not reasonably believe to be in the best interests of the corporation of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust, or, with respect to any criminal action or proceeding that he had reasonable cause to believe that this conduct was unlawful.

  Except as otherwise provided in Section 33-320a, a corporation shall indemnify any person made a party to any proceeding, by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the corporation, or an eligible outside party, against reasonable expenses actually incurred by him in connection with such proceeding in relation to matters as to which such person, or the person whose legal representative he is, is finally adjudged not to have breached his duty to the corporation, or where the court, on application as provided in subsection (e) of Section 33-320a shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and that for such amounts the court shall determine. The corporation shall not so indemnify any such person for amounts paid to the corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a proceeding, with or without court approval; or for expenses incurred in defending a proceeding which is settled or otherwise disposed of without court approval.

  The Certificate of Incorporation of the Company includes a provision limiting the personal liability of a director to the Company or its shareholders for monetary damages for breach of duty as a director, to an amount equal to the amount of compensation received by the Director for serving the Company during the calendar year in which the violation occurred, subject to a number of exceptions, including violations involving a knowing and culpable violation of law, a breach of duty which enables a director or an associate to receive an improper personal gain, conduct showing a lack of good faith and conscious disregard of duty to the Company, a sustained and unexcused pattern of inattention, or the approval of an illegal distribution of assets of the Company to its shareholders. An associate of a director, in terms of improper personal gains, is defined as (A) any corporation or organization of which a Company director is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock, (B) any trust or other estate in which a Company director has at least ten percent beneficial interest or as to which a Company director serves as trustee or in a similar fiduciary capacity and (C) any relative or spouse of a Company director, or any relative of such spouse who has the same name as the Company director. In addition, the Company also maintains a directors' and officers' insurance and reimbursement policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Described below is information regarding all unregistered securities of the Company sold by the Company within the last three years.

  (a) In December 1993, prior to the commencement of its operations, the Company issued 300 shares of its original Common Stock (now 405,000 shares of Common Stock) to three individuals who participated in the organization of the Company for aggregate consideration of $300.

  (b) In January 1994, the Company issued $200,030 of 8.00% Convertible Subordinated Debentures (the "Series I Debentures") to five individuals, four of whom were directors of the Company. The Series I Debentures bore an interest rate of 8% (excluding debt discount), compounded annually, and, in September 1994, were converted into shares of the Company's Series A Convertible Voting Preferred Stock ("Series A Preferred Stock") at the rate of one share of Series A Preferred Stock for each $5 principal amount of Series I Debentures.

  (c) In August 1994, the Company issued an additional $160,000 of 8.00% Convertible Subordinated Debentures (the "Series II Debentures") to two individuals, under the same terms as the Series I Debentures. In September 1994, all Series II Debentures were also converted into shares of Series A Preferred Stock at the rate of one share of Series A Preferred Stock for each $5 principal amount of Series II Debentures.

  (d) In February 1995, the Company completed an offering of Series A Preferred Stock resulting in the issuance of 250,000 shares of Series A Preferred Stock for aggregate gross proceeds of $1,250,000 or $5 per share. Knickerbocker Securities, Inc. served as placement agent with respect to this offering and received commissions in the amount of $105,705 of such gross proceeds and warrants to purchase an aggregate of 23,500 shares of Series A Preferred Stock at an exercise price of $5.50 per share.

  In connection with the offering described in the within Prospectus, all outstanding shares of Series A Preferred Stock will be automatically converted into shares of Common Stock at the rate of 4.2 shares of Common Stock for each share of Series A Preferred Stock upon the effective date of this Registration Statement and such warrants to purchase shares of Series A Preferred Stock will become warrants to purchase an aggregate of 98,700 shares of Common Stock at a price of $1.31 per share.

  (e) In October 1995, the Company completed an offering of Series III Debentures maturing in two years with interest at the annual rate of 8.00%. The Series III Debentures are convertible into Common Stock at the rate of $3.67 per share, together with accrued interest thereon, and all such Debentures and accrued interest thereon will be converted automatically into Common Stock at such rate upon the closing of the offering described in the within Prospectus. An aggregate of approximately $1.9 million in principal amount of Series III Debentures were sold through Knickerbocker Securities, Inc., as placement agent, which received commissions in the amount of $275,000 and a warrant to purchase 15,000 shares of the Company's Common Stock at a price of $3.67 per share. Each purchaser of a Series III Debenture also received a warrant to purchase a number of shares of Common Stock equal to the principal amount of such Debenture divided by $3.67, subject to adjustment. Such warrants are exercisable for a period of two years, however, in order to induce earlier exercise, the Company offered the holders of such warrants the opportunity to exercise their warrants at a reduced price of $2.33 per share for a limited period in December 1995, and warrants were exercised in response to such offer with respect to 297,840 shares of Common Stock for proceeds to the Company in the aggregate amount of $694,960.

  (f) In February 1996, the Company issued 8.00% Subordinated Debentures (the "Series IV Debentures") to two individuals. The Series IV Debentures had a term of six months with interest at the annual rate of 8.00% per annum (excluding debt discount) and were repaid in August 1996. Each holder of Series IV Debentures also received a warrant to purchase shares of Common Stock in an amount equal to the face value of his Series IV Debenture divided by $3.67, subject to adjustment at an exercise price per share of $3.67. The Company received gross proceeds from the sale of Series IV Debentures in the amount of $405,000.

  (g) In March 1996, the Company entered into a loan facility with Xerox Corporation pursuant to which Xerox may lend the Company up to $3,000,000. The outstanding principal balance of such loan as of the date of this Registration Statement is $2,350,000. In connection with this facility, Xerox Corporation received a warrant to purchase 375,000 shares of Common Stock at an exercise price of $3.67 per share, subject to adjustment, during a period of 3 years.

  (h) In June 1996, the Company completed an offering of 2,625,000 shares of Common Stock for gross proceeds of $10,500,000 or $4.00 per share. Pennsylvania Merchant Group Ltd. served as placement agent with respect to such offering and received commissions of $840,000. In addition, the Company issued warrants to Pennsylvania Merchant Group Ltd. entitling it to purchase 131,250 shares of Common Stock for a period of five years at an exercise price of $4.00 per share. The Company issued an additional warrant for 168,750 shares of its Common Stock to Pennsylvania Merchant Group Ltd. in relation to the termination of these agreements in 1996.

  (i) In October 1996, the Company completed an offering of discounted notes in the aggregate principal amount of $3.45 million bearing interest at 8.70% per annum (excluding debt discount) with warrants to purchase 45,000 shares of Common Stock for gross proceeds of $3.0 million. Pennsylvania Merchant Group Ltd., served as placement agent for this offering and received commissions of $195,000.

  (j) Pursuant to the Company's 1995 Stock Incentive Plan, options have been issued to purchase an aggregate of 1,293,600 shares of Common Stock of the Corporation at exercise prices ranging from $1.19 to $4.00 per share.

  Exemption from registration pursuant to the registration requirements under the Securities Act of 1933, as amended, with respect to each of the transactions described in the preceding paragraphs is claimed pursuant to
Section 4(2) of the Securities Act of 1933, as amended and Regulation D and Rule 701 promulgated thereunder. In addition, exemption with respect to the offer and sale of certain Series I Debentures described in paragraph (a) above, Series II Debentures described in paragraph (b) and Series IV Debentures described in paragraph (f) above is claimed pursuant to Regulation S under such Act.

  The Company is relying upon the following facts with respect to the availability of such exemptions:

  The transactions described in paragraphs (a) through (i) above involve the issuance of securities to persons which the Company believed, in each case, to be "accredited investors" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. The transactions described in paragraphs (a), (b) and (f) involved the issuance of debt securities, with Common Stock purchase warrants, to directors of the Company and one other person associated with one of the Company's directors. Such director and his associate are non-US citizens, as certified to the Company and they were the only participants in the transactions described in paragraphs (b) and (f) above. The transactions described in paragraphs (c), (d) and (h) above were conducted in accordance with Rule 506 of Regulation D under the Securities Act of 1933, as amended. The transactions described in paragraph
  (j) above involve full-time employees, non-employee directors and consultants and advisors to the Company and were compensatory in nature.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 The exhibits constituting part of this Registration Statement are as follows:

 1*        Form of Underwriting Agreement.

 3.1, 4.1* Restated Certificate of Incorporation of the Company.

 3.2, 4.2* Bylaws of the Company, as amended.

 4.3**     Specimen of Stock Certificate.

 5* Opinion of Murtha, Cullina, Richter and Pinney concerning legality of shares being registered pursuant to this Registration Statement.

 10.1 Product Development and Distribution Agreement dated February 16, 1996 between the Company and Xerox Corporation.

 10.2 Letter of Understanding dated July 2, 1996 between the Company and Xerox Corporation supplementing the Product Development and Distribution Agreement.

 10.3* Amendment to Product Development and Distribution Agreement between the Company and Xerox Corporation dated February 29, 1996.

 10.4* Loan Agreement Promissory Note dated February 29, 1996 between the Company and Xerox Corporation.

 10.5 Product Purchase Agreement dated April 16, 1996 between the Company and International Business Machines Corporation.

 10.6 Letter Agreement supplementing Product Purchase Agreement between the company and International Business Machines Corporation dated February 23, 1996.

 10.7 OEM Supply Agreement dated January 8, 1996 between the Company and Spectra, Inc.

 10.8* Amendment No. 1 to the OEM Supply Agreement dated July 12, 1996 between the Company and Spectra, Inc.

 10.9* Lease Agreement dated February 16, 1996 between the Company John Hancock Mutual Life Insurance Company.

 10.10* Memorandum of Understanding dated October 10, 1996 between the Company and Oce van der Grinten, NV.

 10.11*    Accent Color Sciences, Inc. 1995 Stock Incentive Plan.

 10.12* Employment Agreement dated December 14, 1993 between the Company and Norman L. Milliard.

 10.13* Amendment No. 1 to Employment Agreement between the Company and Norman
        L. Milliard dated as of January 1, 1995.

 10.14* Employment Agreement dated December 14, 1993 between the Company and
        Richard J. Coburn.

 10.15* Consulting Agreement dated August 2, 1994 between the Company and
        Peter Teufel.

 10.16* Consulting Agreement dated May 3, 1996 between the Company and Raymond
        N. Smith.

 10.17* Consulting Agreement Dated August 2, 1994 between the Company and
        Klaus Werding.

 10.18* Letter Agreement dated February 28, 1996 between the Company and
        Pennsylvania Merchant Group Ltd.

 10.19* Letter Agreement dated May 6, 1996 between the Company and
        Pennsylvania Merchant Group Ltd.

 10.20* Termination Agreement dated August 20, 1996 between the Company and
        Pennsylvania Merchant Group Ltd.

 10.21* Termination Agreement dated March 29, 1996 between the Company and
        Knickerbocker Securities, Inc.

 10.22* Form of nondisclosure agreement between the Company and its employees.

 10.23* Form of Registration Rights Agreement Relating to sale of Preferred
        Stock of the Company.

 10.24* Form of Registration Rights Agreement Relating to sale of Series III
        Debentures of the Company.

 10.25* Form of registration Rights Agreement Relating to warrants issued in connection with Series III Debentures of the Company.

 10.26* Form of Registration Rights Agreement Relating to Warrants issued in connection with Series IV Debentures of the Company.

 10.27 Form of Registration Rights Agreement Relating to sale of Common Stock of the Company.

 10.28* Registration Rights Agreement Relating to Warrants issued by the
        Company to Xerox Corporation.

 10.29 Form of Registration Rights Agreement Relating to Warrants issued pursuant to sale of Interim Notes.

 11*    Statement re: computation of per share earnings.

 15*    Letters re: unaudited interim financial information.

 23.1*  Consent of Price Waterhouse LLP.

 23.2* The consent of Messrs. Murtha, Cullina, Richter and Pinney, counsel for the Company, to the reference to their firm in the Prospectus forming a part of this Registration Statement and to the use of their opinion as Exhibit 5 to this Registration Statement is included in said opinion.

 24* Power of Attorney pursuant to which this Registration Statement has been signed on behalf of certain Directors.

 27*    Financial Data Schedule

--------

 *Previously filed

**      To be filed by amendment

ITEM 17. UNDERTAKINGS.

  The Undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF EAST HARTFORD, STATE OF CONNECTICUT ON THE 23RD DAY OF OCTOBER 1996.

                                          Accent Color Sciences, Inc.
                                          (Registrant)


                                          By:     /s/ Norman L. Milliard
                                              ---------------------------------
                                                   NORMAN L. MILLIARD,
                                              PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
       /s/ Norman L. Milliard          President, Chief          October 23, 1996
-------------------------------------   Executive Officer
         NORMAN L. MILLIARD             (Principal
                                        Executive Officer)
                                        and Director

         /s/ Stephen K. Henn           Vice President,           October 23, 1996
-------------------------------------   Chief Financial
           STEPHEN K. HENN              Officer and
                                        Treasurer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Director                  October 23, 1996
-------------------------------------
          RICHARD J. COBURN

                  *                    Director
-------------------------------------
           RICHARD HODGSON

                  *                    Director
-------------------------------------
       WILLARD F. PINNEY, JR.

                  *                    Director
-------------------------------------
          RAYMOND N. SMITH

                  *                    Director
-------------------------------------
          ROBERT H. STEELE

                  *                    Director
-------------------------------------
            PETER TEUFEL

    */s/ Norman L. Milliard                                      October 23, 1996
-------------------------------------
NORMAN L. MILLIARD, ATTORNEY-IN-FACT

                          ACCENT COLOR SCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  CALCULATION OF PRO FORMA EARNINGS PER SHARE

                                                                     FOR THE
                                                     FOR THE        SIX MONTH
                                                   YEAR ENDED     PERIOD ENDED
                                                DECEMBER 31, 1995 JUNE 30, 1996
                                                ----------------- -------------
Pro forma net loss (4)........................     $(4,083,000)    $(4,977,000)
Calculation of pro forma weighted average com-
 mon shares outstanding (1):
  Common Stock................................       1,813,320       2,808,144
  Cheap Stock (2).............................       2,887,722       2,281,443
  Conversion of Series A Preferred Stock......       1,362,312       1,362,312
  Conversion of Series III Debentures, includ-
   ing accrued interest (3)...................         564,958         586,087
                                                   -----------     -----------
    Total.....................................       6,628,312       7,037,986
                                                   ===========     ===========
  Pro forma net loss per share................     $      (.62)    $      (.71)
                                                   ===========     ===========

--------
(1) Common share equivalents (stock options and warrants) are excluded from the computation as their effect is anti-dilutive, except that, pursuant to Securities and Exchange Common Staff Accounting Bulletin No. 83, common stock options and warrants issued and common stock and convertible debt and convertible preferred stock sold in the twelve months preceding the Offering date have been included in the calculation as if outstanding for all periods presented using the treasury stock method and the assumed public offering price of $10.00 per share.
(2) See attached calculation.
(3) Included as if the conversion of the Series III Debentures occurred at the beginning of the period, including shares issued for settlement of accrued interest.
(4) Adjusted to give effect to the conversion of Series III Debentures at the beginning of the period, as if the interest, the amortization of the discount and the amortization of other financing expenses were not incurred.

                          ACCENT COLOR SCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                           CALCULATION OF CHEAP STOCK

                                                     SHARES   PRICE    TOTAL
                                                    --------- ----- -----------
YEAR ENDED DECEMBER 31, 1995
Common Stock purchased--private placement.......... 2,625,000 $4.00 $10,500,000
Options Issued.....................................   605,250  3.67   2,219,250
Options Issued.....................................   647,850  4.00   2,591,400
Warrants issued (net of exercised).................   569,505  3.67   2,088,185
Warrants issued....................................    75,000 10.00     750,000
Placement Agent Warrants Issued....................   300,000  4.00   1,200,000
                                                    ---------       -----------
  Total............................................ 4,822,605       $19,348,835
                                                    =========       ===========
Initial public offering price......................                 $        10
                                                                    ===========
Shares assumed repurchased.........................                   1,934,883
Less: shares assumed issued........................                   4,822,605
                                                                    -----------
Cheap stock........................................                   2,887,722
                                                                    ===========
SIX MONTHS ENDED JUNE 30, 1996
Common stock purchased--private placement.......... 1,911,696 $4.00 $ 7,646,784
Options issued.....................................   605,250  3.67   2,219,250
Options issued.....................................   647,850  4.00   2,591,400
Warrants issued (net of exercised).................   287,985  3.67   1,055,945
Warrants issued....................................    75,000 10.00     750,000
Placement Agent Warrants issued....................   300,000  4.00   1,200,000
                                                    ---------       -----------
                                                    3,827,781       $15,463,379
                                                    =========       ===========
Initial public offering price......................                 $        10
                                                                    -----------
Shares assumed repurchased.........................                   1,546,338
Less: shares assumed issued........................                   3,827,781
                                                                    -----------
Cheap stock........................................                   2,281,443
                                                                    ===========

                                 EXHIBIT INDEX

 EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
 -----------                       -----------                         --------
  1*         Form of Underwriting Agreement.
             Restated Certificate of Incorporation of the

  3.1, 4.1*   Registrant.

  3.2, 4.2*  By-laws of the Registrant, as amended.
             Specimen certificates for shares of the Registrant's
  4.3**       Common Stock.

  5*         Opinion of Murtha, Cullina, Richter and Pinney.

 10.1        Product Development and Distribution Agreement dated
              February 16, 1996 between the Company and Xerox
              Corporation.

 10.2        Letter of Understanding dated July 2, 1996 between the
              Company and Xerox Corporation supplementing the Product Development and Distribution Agreement.

 10.3*       Amendment to Product Development and Distribution
              Agreement between the Company and Xerox Corporation
              dated February 29, 1996.

 10.4*       Loan Agreement and Promissory Note dated February 29,
              1996 between the Company and Xerox Corporation.

 10.5        Product Purchase Agreement dated April 16, 1996 between
              the Company and International Business Machines
              Corporation.

 10.6        Letter Agreement supplementing Product Purchase
              Agreement between the Company and International
              Business Machines Corporation dated February 23, 1996.

 10.7        OEM Supply Agreement dated January 8, 1996 between the
              Company and Spectra, Inc.

 10.8*       Amendment No. 1 to the OEM Supply Agreement dated July
              12, 1996 between the Company and Spectra, Inc.

 10.9*       Lease Agreement dated February 16, 1996 between the
              Company and John Hancock Mutual Life Insurance
              Company.

 10.10*      Memorandum of Understanding dated October 10, 1996
              between the Company and Oce van der Grinten, NV.

 10.11*      Accent Color Sciences, Inc. 1995 Stock Incentive Plan.

 10.12*      Employment Agreement dated December 14, 1993 between
              the Company and Norman L. Milliard.

 10.13*      Amendment No. 1 to Employment Agreement between the
              Company and Norman L. Milliard dated as of January 1,
              1995.

 10.14*      Employment Agreement dated December 14, 1993 between
              the Company and Richard J. Coburn.

 10.15*      Consulting Agreement dated August 2, 1994 between the
              Company and Peter Teufel.

 10.16*      Consulting Agreement dated May 3, 1996 between the
              Company and Raymond N. Smith.

 10.17*      Consulting Agreement dated August 2, 1994 between the
              Company and Klaus Werding.

--------

 * Previously filed.

** To be filed by amendment.

 EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
 -----------                       -----------                         --------
   10.18*    Letter Agreement dated February 28, 1996 between the
              Company and Pennsylvania Merchant Group Ltd.

   10.19*    Letter Agreement dated May 6, 1996 between the Company
              and Pennsylvania Merchant Group Ltd.

   10.20*    Termination Agreement dated August 20, 1996 between the
              Company and Pennsylvania Merchant Group Ltd.

   10.21*    Termination Agreement dated March 29, 1996 between the
              Company and Knickerbocker Securities, Inc.

   10.22*    Form of nondisclosure agreement between the Company and
              its employees.

   10.23*    Form of Registration Rights Agreement Relating to sale
              of Preferred Stock of the Company.

   10.24*    Form of Registration Rights Agreement Relating to sale
              of Series III Debentures of the Company.

   10.25*    Form of Registration Rights Agreement Relating to
              warrants issued in connection with Series III
              Debentures of the Company.

   10.26*    Form of Registration Rights Agreement Relating to
              Warrants issued in connection with Series IV
              Debentures of the Company.

   10.27     Form of Registration Rights Agreement Relating to sale
              of Common Stock of the Company.

   10.28*    Registration Rights Agreement Relating to Warrants
              issued by the Company to Xerox Corporation.

   10.29     Form of Registration Rights Agreement Relating to
              Warrants issued pursuant to sale of notes.

   23.1*     Consent of Price Waterhouse LLP.

   23.2*     Consent of Murtha, Cullina, Richter and Pinney (see
              Exhibit 5 above).

   24*       Power of Attorney pursuant to which this Registration
              Statement has been signed on behalf of certain
              Directors.

   27*       Financial Data Schedule.

--------

 *Previously filed.

**To be filed by amendment.